SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)
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PACIFIC CONTINENTAL CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT NO. 1 TO
PROXY STATEMENT

PACIFIC CONTINENTAL CORPORATION

111 West 7th Street Eugene, Oregon 97401 541-686-8685	P.O. Box 10727 Eugene, Oregon 97440-2727

ANNUAL MEETING OF SHAREHOLDERS
to be held
10:00 a.m. on Monday, April 18, 2011

Explanatory Note

This Amendment No. 1 to the Proxy Statement of Pacific Continental Corporation amends only the Item of the Proxy Statement originally filed on March 11, 2011 which is contained herein.  All other Items of the Proxy Statement originally filed on March 11, 2011 are incorporated herein by reference thereto without changes.  This amendment is filed to correct a share calculation error for Michael Reynolds and “Directors and executive officers as a group” in the “Security Ownership of Certain Beneficial Owners and Management” table.  Mr. Reynolds’ number of shares beneficially owned was erroneously reported as 23,429 and has been revised to reflect the correct number of shares beneficially owned of 31,430.  Additionally, the number of shares beneficially owned by Directors and executive officers as a group was incorrectly reported as 1,238,014 and has been revised to reflect the correct number of shares beneficially owned of 1,246,015.    The percentage of shares beneficially owned by Directors and executive officers as a group also increased from 6.64% to 6.69%.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table on the following page shows, as of December 31, 2010, the amount of common stock beneficially owned by (a) the executive officers named in the Summary Compensation Table (“named executive officers”); (b) each director; (c) all of the Company’s directors and executive officers as a group; and (d) all persons who are beneficial owners of five percent or more of the Company’s common stock.  Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days.  The Company has adopted a policy prohibiting employees or directors from engaging in transactions that hedge the economic risks of ownership of the Company’s common stock, including trading in publicly traded options, puts, calls or other derivative instruments related to Company stock.  In addition, the Company recently adopted stock ownership and retention guidelines that require directors and executive officers to retain a certain ownership level of Company stock.  A complete description of these ownership and retention guidelines is set forth in the “Compensation Discussion and Analysis – Executive Stock Ownership and Retention Guidelines.” Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned.  Where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table.

Security Ownership of Certain Beneficial Owners and Management

Name	Position with Company	Number of Shares (1)(2)	Percentage of Shares
Executive Officers and Directors
Hal M. Brown	Director, Chief Executive Officer	278,341(3)	1.50%
Roger Busse	President/Chief Operating Officer	45,876	*
Michael Reynolds	Executive Vice President, Chief Financial Officer	31,430(4)	*
Mitchell J. Hagstrom	President, Greater Eugene Market	57,132	*
Charlotte Boxer	President, Director of Commercial Real Estate	23,480	*
Robert A. Ballin	Chair of the Board	408,915(5)	2.22%
Cathi Hatch	Director	5,510	*
Michael E. Heijer	Director	63,921(6)	*
Michael S. Holcomb	Director	181,579(7)	*
Michael D. Holzgang	Director	13,758	*
Donald L. Krahmer, Jr.	Director	9,360	*
Donald G. Montgomery	Vice Chair of the Board	52,544	*
John H. Rickman	Director	34,942	*
Directors and executive officers as a group (14 persons)		1,246,015(8)	6.69%
* Represents less than 1% of the Company’s outstanding common stock
(1)Share amounts include options to acquire shares that are exercisable within 60 days as follows: Brown 66,792; Busse 40,682; Reynolds 17,290; Boxer 23,480; Hagstrom 18,462; Ballin 3,841; Hatch 3,841; Heijer 9,352; Holcomb 3,841; Holzgang 3,841; Krahmer 3,841; Montgomery 3,841; Rickman 3,841 shares and 17,083 for a non-named Executive Officer.
(2)Share amounts include shares of Company common stock owned “jointly with spouse” as follows: Reynolds 7,999; Busse 5,194; Hagstrom 38,670; Ballin 151,952; Heijer 37,918; Holcomb 146,885; Holzgang 9,917 and Rickman 31,101.
(3)Includes 103,914 shares held by spouse.
(4)Includes 247 shares held by spouse and 155 held by minor child.
(5)Includes 600 shares held in trust for grandchildren.
(6)Includes 3,171 shares held as custodian for children.
(7)Includes 115,116 shares pledged as collateral for a loan: 16,716 shares held jointly with child; and 1,364 shares held by spouse.
(8)Includes 220,028 shares subject to options that could be exercised within 60 days.

5% Shareholder
Columbia Wanger Asset Management, L.P 227 West Monroe Street, Suite 3000 Chicago, IL 60606		1,460,560	7.93%
BlackRock Fund Advisors 40 East 52nd Street New York, NY 10022		1,128,019	6.13%
Wellington Management Company 75 State Street Boston, MA 02109		1,067,200	5.80%